UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 16, 2019

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Cochrane as Senior Vice President and Chief Operating Officer – Global Audit Operations

On April 16, 2019, the Board appointed Michael Cochrane as the Company’s Senior Vice President and Chief Operating Officer – Global Audit Operations. Mr. Cochrane, age 53, is responsible for all of the Company’s recovery audit operations worldwide. Mr. Cochrane joined the Company in February 1995 and has extensive experience in the delivery and execution of recovery audits. Since April 2014, Mr. Cochrane has been responsible for the Company’s recovery audit operations worldwide, serving as the Company’s Senior Vice President – Global Client Operations, and before that he was the Vice President, Global Recovery Audit Services. Prior to being appointed as the Vice President, Global Recovery Audit Services, he was responsible for both the Company’s recovery audit services in the U.S., as well as its global audit strategy team. Mr. Cochrane has worked closely with audit teams and clients across the globe in the delivery of the Company’s recovery audit services. Prior to joining the Company, Mr. Cochrane worked in both the retail and manufacturing sectors in finance and internal audit roles.

There are no family relationships between Mr. Cochrane and any director or executive officer of the Company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

The Company entered into an employment agreement with Mr. Cochrane on April 24, 2014 (the “Employment Agreement”). The material terms of his Employment Agreement are described in the Company’s Current Report on Form 8-K filed on April 29, 2014 and a copy of the Employment Agreement can be found attached as Exhibit 10.1 thereto.

Appointment of Simone C. Walsh as Controller

On April 16, 2019, the Board appointed Simone C. Walsh, age 47, to serve as Controller and principal accounting officer of the Company. Ms. Walsh joined the Company in August 2017. Prior to joining the Company, Ms. Walsh worked as a consultant for Steele Consulting from October 2016 to July 2017 leading a tax and divestiture process for certain operations of Cable & Wireless Communication Limited to a U.S. public company. Prior to that, Ms. Walsh served as the Senior Director – Finance, Home Services for The Home Depot, Inc. from January 2015 to April 2016 and as the Senior Director – Tax from 2012 until 2014. Ms. Walsh has also held other leadership and senior financial positions with various other companies and began her career as a public accountant, working at both Ernst & Young and Deloitte. Ms. Walsh holds a Bachelor of Commerce degree from the University of Wollongong (Australia) and a Master of Business (Accounting and Finance) from the University of Technology Sydney (Australia). Prior to being promoted to her current role, Ms. Walsh was the Company’s Vice President – Finance, and was responsible for the Company’s technical accounting, tax, reporting and certain investor relations matters.

Ms. Walsh’s annual salary is $275,000 and she will be eligible for an annual incentive bonus (at target equal to 40% of her annual base salary and at a maximum of not less than 80% of her annual base salary) in accordance with the terms of the Company’s Short Term Incentive Plan. In lieu of certain equity awards, the Company will make a cash payment of $50,000 to Ms. Walsh in April 2019 and an additional cash payment of $50,000 to Ms. Walsh on March 31, 2020, provided Ms. Walsh remains employed by the Company until such date. Ms. Walsh may also participate in the other employee benefit plans that are generally available to U.S. employees of the Company.

There are no family relationships between Ms. Walsh and any director or executive officer of the Company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: April 22, 2019